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                                    [LOGO]
                                    CYPRESS
                                BIOSCIENCE, INC.

                                                                   EXHIBIT 10.14


May 6, 1996

Mr. Alex P. de Soto
c/o Cypress Bioscience, Inc.
401 Queen Anne Avenue, North
Seattle, Washington 98109


Dear Alex:

This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding the termination of your employment with Cypress Bioscience, Inc. (the "Company"). This Agreement is made and entered into as of May 6, 1996 (the "Effective Date"). You and the Company hereby agree as follows:

         1. The Company accepts your resignation as Vice-President/Chief Financial Officer, Secretary and Treasurer of the Company as of May 6, 1996. You and the Company agree that you shall remain a transition employee of the Company through June 30, 1996 (the "Separation Date").

         2. During the period commencing as of the Effective Date hereof and ending as of the Separation Date (the "Transition Period"), we will facilitate the transition of your employment as follows:

                 a) During the Transition Period, you shall be responsible for transition activities as assigned by the Company's President, Chief Executive Officer ("CEO"), and/or Director of Finance. You agree that, throughout the Transition Period, you will continue to be bound by the Company's policies, procedures and practices. You shall report to the Director of Finance throughout the Transition Period.

                 b) During the Transition Period, the Company shall pay you a base salary of $8,000.00 per month, such payments to be paid on the Company's current payroll dates and subject to withholding of any and all applicable state and federal taxes and any and all applicable payroll withholding taxes and obligations





401 QUEEN ANNE AVE.  NORTH SEATTLE, WASHINGTON 98109-4517 TEL 206 298-9400
                               FAX 206 298-9494
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Mr. Alex P. de Soto
May 6, 1996
Page Two

                 c) Commencing as of the Effective Date, you shall have no power, right or authority to execute contracts on behalf of the Company or otherwise represent or purport to represent the Company in any manner whatsoever to any third party unless expressly authorized to do so in writing by the CEO of the Company.

                 d) The Company will pay you all accrued and unused vacation time earned through the Separation Date within five business days thereof, subject to standard payroll deductions and withholdings.

                 e) You will be entitled to continue your participation in all employee benefit plans in which you are currently a participant through the Separation Date.

         3. Within five business days of the Separation Date of this Agreement, you agree to submit your final documented expense reimbursement statements reflecting all business expenses incurred through the Separation Date, if any, for which you seek reimbursement. The Company agrees to reimburse your expenses pursuant to Company policy and regular business practice. The Company shall reimburse you for all reasonable business expenses pursuant to Company policy and regular business practice. As of the Separation Date, the Company shall not reimburse you for any other expenses.

       4. The Company agrees that in consideration of the terms and conditions of this Agreement, you will be entitled to keep the laptop computer provided to you by the Company.

       5. In consideration of the terms and conditions of this Agreement and services rendered to the Company, you will be granted that number of shares of freely tradable common stock equal to the quotient of 25,000 divided by the last quoted sales price of the Company's common stock as quoted on July 19, 1996 on the NASDAQ SmallCap Market.

       6. You hereby acknowledge that, except as expressly provided in this Agreement and except for the Replacement Option Agreement provided for in the Employment Agreement dated January 18, 1996, all benefits and compensation that you may otherwise be entitled to pursuant to any other agreement, written or oral, entered into prior to this Agreement shall cease as of the Effective Date.
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Mr. Alex P. de Soto
May 6, 1996
Page Three

         7. You hereby represent and warrant to the Company that you have previously disclosed all material transactions involving, arising from, or relating to your employment with the Company as Chief Financial Officer.

         8. You acknowledge and agree that you will continue to be bound by the terms of your Employee Agreement regarding Confidential Information of the Company, dated September 2, 1993, which is attached hereto as Exhibit A.

         9. You agree not to disparage the Company or its officers, directors, employees, stockholders, accountants, attorneys or agents in any manner likely to be harmful to it or the business or personal reputation of its officers, directors, employees, stockholders, accountants, attorneys or agents; provided that you shall respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company agrees not to disparage you in any manner likely to be harmful to your business or personal reputation; provided that the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

         10. You agree that you will not engage in any activity to solicit any officer, director or employee of the Company to depart from the Company and Join any business with which you may become affiliated for a period of three
(3) years.

         11. You hereby release, acquit, and forever discharge the Company, its officers, directors, agents, servants, employees, shareholders, partners, successors, assigns, affiliates, insurers, attorneys, customers, and clients of and from any and all liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, and obligations of every kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the date of this Agreement, including, without limitation: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of you, the termination of that employment, and the Company's performances of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, expense reimbursements or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; fraud; wrongful discharge; discrimination; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing;
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Mr. Alex P. de Soto
May 6, 1996
Page Four

provided, however that by this release you do not release or waive your right to indemnification by and from the Company as provided for in the Company's Articles of Incorporation and Bylaws. The effective date of this release shall be the Effective Date.

         12. You acknowledge that you have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any Jurisdiction with respect to the release granted in this Agreement.

         13. The parties hereto each hereby agree and acknowledge that they will keep the terms, amount and existence of this Agreement completely confidential, and that neither party will hereafter disclose any such information to anyone other than the party's accountants and legal representatives and, in your case, your immediate family, future employers and/or investors, which persons shall be informed of and bound by this confidentiality clause, unless otherwise legally required to do so.

         14. Any controversy, dispute or claim arising out of, in connection with or in relation to the interpretation or performance of this Agreement shall be resolved through binding and nonappealable arbitration administered by the Judicial Arbitration and Mediation Services, Inc. ("JAMS") in San Diego County, California. Any such arbitration shall be conducted before a single arbitrator to be appointed by the parties from JAMS' roster.
If the parties fail to agree as to the identity of the single arbitrator, JAMS shall have the right to make such appointment. Discovery prior to the arbitration hearing shall be limited to the exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated. The nonprevailing party shall pay the prevailing party's costs and expenses (including attorneys' fees) of any such arbitration. Other than as specified herein, the arbitration shall be governed by the standard rules governing JAMS arbitrations.

         15. The parties acknowledge that the drafting and negotiation of this Agreement has been participated in by each of the parties and, for purposes of interpreting this Agreement, it shall be deemed to have been Jointly drafted by the parties. The parties
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Mr. Alex P. de Soto
May 6, 1996
Page Five

expressly warrant and represent that you have been given the opportunity to consult with an attorney with respect to the terms of this Agreement.

         16. This Agreement shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, successors and assigns.

         17. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired.
Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intentions with respect to the invalid or enforceable term or provision.

         18. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as such laws are applied to contracts among California residents made and to be performed entirely within California.

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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Mr. Alex P. de Soto
May 6, 1996
Page Six

Please confirm your assent to the foregoing terms and conditions of our Agreement by signing both of the enclosed copies of this letter and returning one of those signed copies to me.

Sincerely,

CYPRESS BIOSCIENCE, INC.


/s/ JAY KRANZLER
- -------------------------------
Jay Kranzler
Jay D. Kranzler, M.D., Ph.D.
Chief Executive Officer


       HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS AS STATED ABOVE.


/s/ ALEX P. DE SOTO
- -------------------------------
ALEX P. DE SOTO
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                                   AGREEMENT


THIS AGREEMENT ("AGREEMENT") is entered into as of the 6th day of May, 1996 by and between ALEX P. DE SOTO ("Employee") and CYPRESS BIOSCIENCE, INC. (THE "COMPANY").


                                    RECITALS

       WHEREAS, the Employee is currently the subject of an investigation by the Securities and Exchange Commission ("SEC") for alleged violations of the Securities Act of 1933 and the Securities Exchange Act of 1934.

       WHEREAS, the SEC has offered to settle with the Employee subject to the Employee agreeing, among other things, to certain limitations with respect to his service with public companies (the "SEC Settlement").

       WHEREAS, the Company desires to further facilitate the Employee's transition to new employment within the bounds of the proposed SEC Settlement by providing the Employee with a Consulting Agreement, which is attached hereto as Exhibit A;

       WHEREAS, this Agreement is entered into between the parties in conjunction with a letter agreement dated May 6, 1996 (the "Letter Agreement") which sets forth and defines the terms and conditions of the Employees termination from the Company and which is incorporated herein as if set forth in full;

       WHEREAS, the Letter Agreement and this Agreement constitute the complete, final and exclusive embodiment of the entire agreement between the Employee and the Company with regard to the subject matter hereof and which is entered into without any reliance on any promise or representation, written or oral, other than those expressly contained in such agreements.

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:





                                       1.
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         1.      The Employee will be retained as a Consultant to the Company for a period of ten (10) months beginning July 1, 1996, if the Employee agrees to be bound by the SEC Settlement and the Company receives no later than June 30, 1996 either a written offer of settlement which has been filed by the Employee with the SEC or a written representation from the Employee's counsel that such an offer is being prepared and will be filed ("Consultant Terms"). The Company shall have no obligation to retain the Employee as a Consultant, if the Employee has not complied with the above Consultant Terms. If at anytime after June 30, 1996 the SEC commences either contested litigation or a contested administrative proceeding against the Employee, the Consulting Agreement shall terminate and the Company shall have no further obligation to retain the Employee as a Consultant.

         2. The parties agree that if the Employee fulfills his obligation as set forth in paragraph I of this Agreement, that the Consulting Agreement will be executed and given full force and effect as of July 1, 1996 and for a period of ten (10) months hereafter, subject to termination only as described in such Consulting Agreement.

         3. The parties further acknowledge and agree that they will keep the terms of this Agreement completely confidential, and that they will not hereafter disclose any information regarding the terms of this Agreement to anyone other than the officers and directors of the Company, and in the case of the Employee, his immediate family. All such persons shall be informed of and bound by this confidentiality clause, unless legally required to do otherwise.

         4. The Employee expressly warrants and represents that he has been given an opportunity to consult with an attorney with respect to the terms of this Agreement.

         5. This Agreement and the Letter Agreement (the "Agreements") referenced above and incorporated herein, contain the entire agreement between the parties hereto and constitute the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, including without limitation, the Employment Agreement dated January 8, 1996, are merged into and superseded by the Agreements.

         6. This Agreement shall be deemed to be entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely in California; it shall be interpreted and construed mutually in accordance with the plain meaning of the language contained herein and shall not be preemptively construed against the drafters.





                                       2.
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       7.        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed on the date set forth below



                                           CYPRESS BIOSCIENCE, INC.



                                           By: /s/  JAY D. KRANZLER
                                               ----------------------------
                                               JAY D. Kranzler, M.D., Ph.D.
                                               Chief Executive Officer



                                               /s/ ALEX P. DE SOTO
                                               ----------------------------
                                               ALEX P.de Soto

APPROVED AS TO FORM:

                                            ROHAN, GOLDFARB & SHAPIRO


                                            By: TONY SHAPIRO
                                                ---------------------------
                                                TONY SHAPIRO





                                       3.